UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2012

RLJ ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-35675 (Commission File Number)	45-4950432 (IRS Employer Identification Number)

RLJ Entertainment, Inc.
3 Bethesda Metro Center, Suite 1000
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 280-7737

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On October 23, 2012, the Board of Directors (the “Board”) of RLJ Entertainment, Inc. (the “Company”) elected Andor (Andy) Michael Laszlo as a director of the Company. The Board determined that Mr. Laszlo is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. The Board has also appointed Mr. Laszlo to serve as a member and chairman of the Audit Committee of the Board, replacing Tyrone Brown, who resigned from the Audit Committee in connection with Mr. Laszlo’s appointment. Biographical information for Mr. Laszlo is set forth below.

Mr. Laszlo, 45, has served as a member of the Board since October 23, 2012. Mr. Laszlo has served as a Managing Director at Lazard Capital Markets LLC (“LCM”) since June 2010, where he serves as Head of Corporate Underwriting and Head of Business Development. Prior to joining LCM, Mr. Laszlo served as a Senior Advisor to Sports Properties Acquisition Corp., a special purpose acquisition company focused on the sports, leisure and entertainment sectors, from November 2007 to April 2010. Between 1997 and 2007, Mr. Laszlo held various senior equity capital markets positions at both Lehman Brothers and Bank of America Securities. Mr. Laszlo was the Head of Media & Telecom equity capital markets for Bank of America Securities based in New York, NY. Prior to that, Mr. Laszlo was Head of Equity Syndicate and Head of Media & Telecom Equity Capital Markets at Lehman Brothers International (Europe), during which time he was based in London, England. Mr. Laszlo has been involved in transactions totaling more than $20 billion of equity issuance over the course of his career. Mr. Laszlo also serves on the Advisory Board of Falconhead Capital Management, a private equity firm based in New York City and the board of directors of Radar Detection Holdings Corp. (Escort Radar), a leading designer, manufacturer and distributor of highway radar and laser detectors. Mr. Laszlo began his career as an attorney with Philadelphia, Pennsylvania-based Rawle & Henderson, the nation's oldest law firm. The Company believes that Mr. Laszlo’s professional background, including his extensive financial advisory and financing experience, make him well qualified to serve as a member of the Board.

In connection with the consummation of the business combination among the Company, RLJ Acquisition, Inc. (“RLJA”), Image Entertainment, Inc. and Acorn Media Group, Inc. on October 3, 2012, LCM received approximately $3.6 million in deferred underwriting discounts and commissions relating to the initial pubic offering of RLJA.

On October 23, 2012, in connection with the election of Mr. Laszlo to the Board, the Company entered into an Indemnity Agreement with Mr. Laszlo, a form of which was previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2012, and incorporated herein by reference.

Non-Executive Director Compensation Arrangements

On October 23, 2012, the Board approved compensation arrangements for its non-executive members. Under these arrangements, beginning November 1, 2012, each director will be paid an annual retainer fee of $100,000, consisting of $50,000 in cash and $50,000 in shares of restricted stock of the Company, all of which restricted shares will vest one year from the date of the grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.
Date: October 29, 2012	By:	/s/ John P. Avagliano
		Name:	John P. Avagliano
		Title:	Chief Financial Officer